SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012 (November 15, 2012)

WAYNE SAVINGS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 264-5767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangement of Certain Officers

On November 20, 2012, the employment agreements of Executive Vice President and Chief Operating Officer H. Stewart Fitz Gibbon III, President and Chief Executive Officer Rod C. Steiger, and Senior Vice President and Senior Loan Officer Joel D. Beckler were amended. Among other things, the agreements were amended to ensure compliance with Internal Revenue Code section 409A. The amendment of Mr. Fitz Gibbon’s November 30, 2006 Amended and Restated Employment Agreement is filed with this Form 8-K Current Report as Exhibit 10.2.1. The amendment of Mr. Steiger’s January 15, 2011 Employment Agreement is filed with this Form 8-K Current Report as Exhibit 10.3.1. Mr. Beckler's Amended and Restated Employment Agreement is filed with this Form 8-K Current Report as Exhibit 10.6. This summary of the amendment of the agreements is qualified in its entirety by reference to the exhibits, which are incorporated herein by reference.

Item 8.01	Other Events

As previously disclosed by Wayne Savings Bancshares, Inc. in a Form 8-K Current Report filed with the SEC on July 5, 2012 and in a Form 8-K Current Report filed with the SEC on September 26, 2012, Wayne Savings Community Bank, Wayne Savings Bancshares, Inc.’s wholly owned savings and loan association subsidiary (the “Bank”), entered into a Transfer and Assumption Agreement with Thomasville National Bank (“TNB”), the national bank subsidiary of Thomasville Bancshares, Inc., providing for the transfer of all of the Bank’s fiduciary accounts (related to its trust business) to TNB.

The transaction closed as expected on November 15, 2012. The Bank expects to surrender its trust license to the Ohio Division of Financial Institutions (“ODFI”) after the ODFI confirms that the Bank has satisfied the conditions for ceasing to conduct trust business.

Under terms of the Transfer and Assumption Agreement, TNB will maintain a trust office in a Wayne Savings office in Wooster, Ohio, and the Bank will be compensated for, among other services, the use of facilities and equipment required for the operation of the TNB trust office. The costs of exiting the trust business include a one-time expense of approximately $334,000 that was recognized during the quarter ended June 30, 2012. The Bank received no consideration and there is no gain or loss on the transfer other than the one-time expense noted above.

Item 9.01(d)	Exhibits

Exhibit Number	Description

10.2.1	Addendum to the November 30, 2006 Wayne Savings Community Bank Amended and Restated Employment Agreement with H. Stewart Fitz Gibbon III

10.3.1	Addendum to the January 15, 2011 Wayne Savings Community Bank Employment Agreement with Rod C. Steiger

10.6	Amended and Restated Employment Agreement dated November 20, 2012 between Wayne Savings Community Bank and Joel D. Beckler

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

Date: November 21, 2012	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President
Chief Operating Officer
Chief Risk Officer
Secretary and Treasurer